UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2016 (January 11, 2016)

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2016 (the “Prior Report”), Schmitt Industries, Inc. (the “Registrant”) notified Nasdaq, and Nasdaq confirmed in a letter dated January 12, 2016, that as a result of Mr. David M. Hudson’s appointment as interim President and Chief Executive Officer of the Registrant and his resignation from the Audit Committee of the Board of Directors, the Registrant was no longer in compliance with Nasdaq Listing Rule 5605, Board of Directors and Committees (“Listing Rule 5605”).

As previously reported in the Prior Report, James A. Fitzhenry, a director of the Registrant, tendered his resignation from the Board of Directors of the Registrant, effective January 11, 2016.

This Amendment No. 1 to Current Report on Form 8-K/A is being filed solely to report that on January 29, 2016, Nasdaq issued a letter to the Registrant which supercedes its January 12, 2016 letter. The January 29, 2016 letter confirms the Registrant’s noncompliance with Listing Rule 5605, but notes that as a result of the resignation of James A. Fitzhenry from the Board of Directors, the period of time within which the Registrant has to regain compliance with Listing Rule 5605 has been modified. The modified timeframes are as follows:

•	until the earlier of the Registrant’s next annual shareholders’ meeting or January 11, 2017; or

•	if the next annual shareholders’ meeting is held before July 11, 2016, then the Registrant must evidence compliance no later than July 11, 2016.

The Registrant no longer has to submit a plan of compliance to Nasdaq within the 45-day period noted in the Prior Report.

(b)

The information set forth under Item 3.01(a) of this report is incorporated by reference into this Item 3.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

February 3, 2016	By:	/s/ Ann M. Ferguson
	Name:	Ann M. Ferguson
	Title:	Chief Financial Officer and Treasurer

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